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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in this Form S-8 Registration Statement pertaining to the 2004 Omnibus Equity Compensation Plan of Hilton Hotels Corporation and to the incorporation by reference therein of our report dated January 30, 2004, with respect to the consolidated financial statements of Hilton Hotels Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
May 26, 2004

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  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS